Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	William C. McCartney
Chief Financial Officer

		Telephone:	(978) 688-1811
		Fax:	(978) 688-2976

WATTS WATER TECHNOLOGIES REPORTS PRELIMINARY FIRST QUARTER RESULTS FOR 2012

North Andover, MA….April 23, 2012.  Watts Water Technologies, Inc. (NYSE: WTS) today announced preliminary results for the first quarter ended April 1, 2012.  Sales for the first quarter are expected to be approximately $364 million, an increase of approximately $34 million or 10%, compared to the first quarter of 2011.  A majority of the sales increase is attributable to the acquisition of Socla, which was purchased in April 2011.  Net income on a GAAP basis for the first quarter of 2012 is expected to range from $15.0 million to $16.0 million, or from $0.40 to $0.43 per diluted share (EPS), compared to $11.1 million or $0.29 per diluted share, for the first quarter of 2011.  Adjusted EPS results are still being reviewed by management.

David J. Coghlan, Chief Executive Officer, commented, “Our expected first quarter operating results were affected by lower gross margins in our North American segment as compared to the first quarter of 2011.  We have experienced increased material costs and manufacturing inefficiencies during the first quarter of 2012, including incremental costs related to the conversion of certain factories to “lead-free” production.  In response, we are sharpening our focus on our operational excellence initiatives and implementing cost recovery actions in a number of areas.”

Mr. Coghlan concluded, “The Company emphasizes that the foregoing results are preliminary and are subject to adjustment upon final closing of its first quarter financial results.  While the Company does not regularly issue quarterly guidance, we strive for transparency with our investors and believe this announcement is in keeping with that principle.”

Watts Water Technologies, Inc. expects to release its final results for the first quarter of 2012 on Tuesday, May 1, 2012, at 4 p.m., Eastern Time.  The Company will hold a live web cast of its conference call to discuss the first quarter results on Wednesday, May 2, 2012, at 9:00 a.m. Eastern Time.  This press release and the live web cast can be accessed by visiting the Investor Relations section of the Company’s website at www.wattswater.com.  Following the web cast, an archived version of the call will be available at the same address until May 2, 2013.

Watts Water Technologies, Inc. is a world leader in the manufacture of innovative products to control the efficiency, safety, and quality of water within residential, commercial, and institutional applications. Its expertise in a wide variety of water technologies enables it to be a comprehensive supplier to the water industry.

This Press Release may include statements that are not historical facts and are considered forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements reflect Watts Water Technologies’ current views about future results of operations and other forward-looking information.  In some cases you can identify these statements by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should” and “would” or similar words. You should not rely on forward-looking statements because Watts’ actual results may differ materially from those indicated by these forward-looking statements as a result of a number of important factors.  These factors include, but are not limited to, the following: the effectiveness of our operational excellence initiatives and cost recovery actions, the current economic and financial condition, which can affect levels of housing starts and remodeling, affecting the markets where the Company’s products are sold, manufactured, or marketed; shortages in and pricing of raw materials and supplies; loss of market share through competition; introduction of competing products by other companies; pressure on prices from competitors, suppliers, and/or customers; changes in variable interest rates on Company borrowings; identification and disclosure of material weaknesses in our internal control over financial reporting; failure to expand our markets through acquisitions; failure or delay in developing new products; lack of acceptance of new products; failure to manufacture products that meet required performance and safety standards; foreign exchange rate fluctuations; cyclicality of industries, such as plumbing and heating wholesalers and home improvement retailers, in which the Company markets certain of its products; environmental compliance costs; product liability risks; the results and timing of the Company’s manufacturing restructuring plan; changes in the status of current litigation; and other risks and uncertainties discussed under the heading “Item 1A. Risk Factors” in the Watts Water Technologies, Inc. Annual Report on Form 10-K for the year ended December 31, 2011 filed with the Securities Exchange Commission and other reports Watts files from time to time with the Securities and Exchange Commission.  Watts does not intend to, and undertakes no duty to, update the information contained in this Press Release, except as required by law.